Exhibit 99.1

MOSAIC ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON [    ]

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposal, the Charter Proposals, the Fortress Issuance Proposal, the Blackstone Issuance Proposal, the Merger Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal hereby acknowledges receipt of the Proxy Statement/Consent Solicitation Statement/Prospectus dated [    ], in connection with the Special Meeting to be held at [    ] a.m. local time on [    ] at [    ], for the sole purpose of considering and voting upon the following proposals, and hereby appoints [    ] and [    ], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Mosaic Acquisition Corp. (“Mosaic”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [    ]:

The notice of the Special Meeting and the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus are available at https://www.cstproxy.com/mosaicac/sm2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 17.	Please mark as indicated in this example	☒

Proposal 1 - The Business Combination Proposal - to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 15, 2019, by and among Vivint Smart Home, Inc. (“Vivint Smart Home”), Mosaic and Maiden Merger Sub, Inc. and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Vivint Smart Home with Vivint Smart Home surviving the merger as a wholly owned subsidiary of Mosaic (the “merger”).	FOR AGAINST ABSTAIN	☐ ☐ ☐

The Charter Proposals - To approve the following material differences between the proposed amended and restated certificate of incorporation of Mosaic (the “proposed charter”) that will be in effect upon the closing of the merger and Mosaic’s current certificate of incorporation (the “existing charter”):

Proposal 2 - to increase the number of authorized shares of capital stock of Mosaic and eliminate the Class F common stock classification.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 3 - to require an affirmative vote of holders of at least 66.67% of the outstanding shares of Mosaic Class A common stock to amend, alter, repeal or rescind certain provisions of the proposed charter for so long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of the outstanding shares of Mosaic Class A common stock.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 4 - to require an affirmative vote of holders of at least 66.67% of the outstanding shares of Mosaic Class A common stock to amend, alter, repeal or rescind the bylaws of Mosaic for so long as the Stockholder Parties beneficially own, in the aggregate, less than 30% of the outstanding shares of Mosaic Class A common stock.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 5 - to provide for (i) the election of directors by the affirmative vote of majority of the shares of Mosaic Class A common stock that are entitled to vote and are voted, and (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders; provided that if the Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of the outstanding shares of Mosaic Class A common stock, newly-created directorships or any vacancy on the board of directors may only be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 6 - to provide for the removal of directors with or without cause by stockholders voting a majority of the outstanding shares of Mosaic Class A common stock; provided that if Stockholder Parties beneficially own, in the aggregate, less than 30% of the total voting power of the outstanding shares of Mosaic Class A common stock, directors may be removed from office only for cause and only by the affirmative vote of holders of at least 66.67% of the outstanding shares of Mosaic Class A common stock.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 7 - to provide special meetings may be called only by the chairman or the board of directors; provide that so long as the Stockholder Parties beneficially own, in the aggregate, at least 30% of the total voting power of the outstanding shares of Mosaic Class A common stock, a special meeting can be called for any purposes at the request of any Stockholder Party that is an affiliate of the Blackstone Group Inc.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 8 - to provide for the classification of Mosaic’s board of directors into three classes of directors with staggered three-year terms of office and to make certain related changes.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 9 - to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, be governed by a provision substantially similar to Section 203 of the DGCL, except that such provision excludes Blackstone, any Blackstone Direct Transferee, and any Blackstone Indirect Transferee (each as defined in the proposed charter), or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party, from the definition of “interested stockholder”, and to make certain related changes.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 10 - to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 11 - to eliminate various provisions applicable only to blank check companies.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 12 - conditioned upon the approval of Proposals No. 2 through 11, a proposal to approve the proposed charter, which includes the approval of all other changes in the proposed charter in connection with replacing the existing charter with the proposed charter as of the closing of the merger.

	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 13 - The Fortress Issuance Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (“the NYSE”), the issuance of shares of Mosaic Class A common stock pursuant to the Fortress Subscription Agreement.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 14 - The Blackstone Issuance Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of Mosaic Class A common stock pursuant to the Blackstone Subscription Agreements.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 15 - The Merger Issuance Proposal - to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the NYSE, the issuance of shares of common stock pursuant to the merger agreement.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 16 - The Incentive Plan Proposal - to consider and vote upon a proposal to approve and adopt the 2019 Omnibus Plan.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Proposal 17 - The Adjournment Proposal - to consider and vote upon a proposal to adjourn the Mosaic Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Mosaic Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Fortress Issuance Proposal, the Blackstone Issuance Proposal, the Merger Issuance Proposal or the Incentive Plan Proposal, or holders of Mosaic’s public shares have elected to redeem an amount of public shares such that Mosaic would have less than $5,000,001 of net tangible assets or the Maximum Redemption Condition would not be satisfied.	FOR AGAINST ABSTAIN	☐ ☐ ☐

Date:

Shareholder’s Signature

Shareholder’s Signature (if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.